SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

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                          Level 3 Communications, Inc.



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[Logo]


                          LEVEL 3 COMMUNICATIONS, INC.
                               3555 Farnam Street
                                 Omaha, NE 68131

                                                                    May 10, 1999
Dear Stockholder:

     By this point you should have received by mail our 1998 Annual Report, Proxy Statement dated April 26, 1999 and the Proxy card relating to the 1999 Annual Meeting of Stockholders.

     Since the mailing of our proxy materials, we have received a number of questions from our stockholders regarding the location of, and additional information relating to, the Annual Meeting and the proposal to increase the number of authorized shares of common stock, par value $.01 per share (the "Common Stock"). For your convenience, we have compiled a short list of these questions and answers. In addition, this letter clarifies two changes to our Proxy Statement.

Question 1.  Where will the Annual Meeting be held? How long will it last?

     As a result of a greater than anticipated response from stockholders that have indicated an interest in attending the Annual Meeting, we changed the location of the Annual Meeting to a larger facility.

     As stated in the Proxy Statement, the Annual Meeting of Stockholders will be held at the Omaha Civic Auditorium Music Hall, 17th and Davenport, Omaha, Nebraska, at 9:00 a.m. on May 27th, 1999.

     Doors will open at 8:00 a.m., where there will be information booths, a company store and refreshments. We expect the Annual Meeting to last approximately two hours. Please note that the Annual Meeting this year is not being held where it was held last year.

Question 2. How will the increase of authorized shares of Common Stock from 500 million to 1.5 billion affect the shares I hold?

     Currently there is no agreement, arrangement or understanding relating to an issuance and sale of Common Stock. A vote to increase the number of authorized shares of Common Stock will provide Level 3 with the flexibility for future activities required to support the business plan. If the proposal is approved, these shares will be only authorized and not immediately issued.


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     As a matter of state  corporate law, each  corporation  must state in their
     Certificate of Incorporation the maximum number of shares of common stock that can be issued by the corporation. To change this maximum number requires a vote of the corporation's stockholders.

     An increase in the authorized shares of Common Stock will provide Level 3 flexibility to engage in certain transactions with stock, such as financings; investment opportunities; acquisitions of other companies; stock dividends or splits; employee benefit plans; or other corporate purposes the Board of Directors deems advisable.

                                      * * *

     The Compensation Committee Report contained in the Proxy Statement dated April 26, 1999 inadvertently omitted the following paragraph from the end of the report:

              "Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the chief executive or any of the four other most highly compensated executive officers. However, certain compensation meeting a tax law definition of "performance-based" is generally exempt from this deduction limit. The Company does not currently intend to qualify cash compensation paid to executive officers for deductibility under
     Section 162(m). Further, in general, the Company does not currently have a policy that requires or encourages the Committee to qualify other types of compensation awarded to executive officers for deductibility under Section 162(m). However, the Company has included provisions in the Level 3 Communications, Inc. 1995 Stock Plan designed to enable option grants made to executive officers affected by Section 162(m) to qualify as "performance-based" compensation if the Committee determines that it is appropriate to make such qualifying grants."

     Also, Annex A to the Proxy Statement contained a clerical error in that it did not reflect the proposed full increase in the number of authorized shares of Common Stock that was detailed in the Notice of the Annual Meeting, the Proxy Statement and the Proxy card itself. Annex A should read in its entirety as follows:

                                                                         Annex A

     Set forth below is the text of ARTICLE IV of the Restated Certificate of Incorporation of Level 3 Communications, Inc. if the Common Stock Proposal is approved:

                                   "ARTICLE IV
                            AUTHORIZED CAPITAL STOCK

              The total number of shares of capital stock which the Corporation shall have the authority to issue is 1,518,500,000, consisting of 1,500,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), 8,500,000 shares shall be Class R

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     Convertible  Common  Stock,  par value $.01 per share (the "Class R Stock")
     and   10,000,000   shares  of  Preferred Stock,  par  value $.01  per share
     ("Preferred Stock).

              Ten shares of the Common Stock are hereby designated as Common Stock, Non-Redeemable Series. The rights, powers, preferences, privileges and limitations of Common Stock, Non-Redeemable Series shall be identical to those of all other shares of Common Stock, except as described in Articles V and IX hereof."

                                      * * *

     It is important that your shares be represented at the Annual Meeting, regardless of the number you hold. If you have not already done so, please vote your shares by returning the proxy card that was included with the Proxy Statement, by calling the toll free telephone number that was included on the proxy card or by accessing the Internet at the website included on the proxy card. If you wish to revoke any proxy previously given (either my mail, telephone or Internet), you must do so prior to the voting of the proxy at the Annual Meeting, by delivering to the Secretary of Level 3 a written statement revoking the proxy, by executing and delivering a later dated proxy, by calling the toll free telephone number, by accessing the Internet or by voting in person at the Annual Meeting.

                                                     Sincerely,

                                                     /s/ Walter Scott, Jr.

                                                     Walter Scott, Jr.
                                                     Chairman of the Board